Exhibit 10.1

                                    ARTICLE I

             AMENDMENTS TO LOAN AGREEMENT AND REVOLVING CREDIT NOTE

         Effective as of April 1, 2005 (herein the "Modification Date"), the Loan Agreement is amended as follows:

                  (a) Each reference in any Loan Document to the Loan Agreement shall be deemed to mean and include this Amendment No. 1, and this Amendment No. 1 shall be deemed to be a Loan Document for all purposes under the Loan Agreement.

                  (b) The definition of "Consolidated Cash Flow" is amended to read in its entirety as follows:

                  "'Consolidated Cash Flow' means, in relation to the Borrower Affiliated Group on a Consolidated basis for any period, Consolidated EBITDA for such period, minus (a) cash Taxes paid during such period, minus (b) Consolidated Maintenance Capital Expenditures during such period, and minus (c) the aggregate amount of any Restricted Payments made pursuant to Section 5.9 in connection with share repurchases during such period.

                  As used herein, the term "Consolidated Maintenance Capital Expenditures" means, on a Consolidated basis, any Capital Expenditure for existing units and facilities, other than expenditures relating to remodels, new restaurant development or restaurant acquisitions."

                  (c) The definition of "Revolving Credit Maturity Date" contained in Section 1.65 of the Loan Agreement, and the fifth paragraph of the Revolving Credit Note, are each amended: (i) by deleting the reference therein to the date "January 7, 2007"; and (ii) by inserting in its place the following: "January 7, 2009".

                  (d) Clause (iii) of Section 5.9 of the Loan Agreement is amended: (i) by deleting the reference to "$750,000" contained therein and inserting in its place the following: "$1,000,000"; and (ii) by deleting the reference to "$300,000" contained therein and inserting in its place the following: "$500,000".

                  (e) Clauses (b), (c), and (e) of Section 5.16 of the Loan Agreement are respectively amended to read in their entirety as follows:


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                  "5.16(b) Minimum Trailing Four Quarters EBITDA. The Borrower
                  shall not permit Consolidated EBITDA (i) to be less than $6,250,000 as of the last day of the fiscal quarter ending on December 31, 2004 (as determined at the end of such fiscal quarter for the four consecutive quarters then ending); (ii) to be less than $6,250,000 as of the last day of the fiscal quarter ending on March 31, 2005 (as determined at the end of such fiscal quarter for the four consecutive quarters then ending); (iii) to be less than $6,250,000 as of the last day of the fiscal quarter ending on June 30, 2005 (as determined at the end of such fiscal quarter for the four consecutive quarters then ending); and (iv) to be less than $6,500,000 as at the end of any fiscal quarter thereafter (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending).

                  5.16(c) Minimum Consolidated Cash Flow Coverage. The Borrower shall not permit the ratio of Consolidated Cash Flow to Consolidated Financial Obligations to be less than: (i) 2.00 to 1.0 as at the last day of each of the fiscal quarters ending on December 31, 2004, March 31, 2005, June 30, 2005, September 30, 2005 and December 31, 2005 (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending); (ii) 2.40 to 1.0 as at the last day of each of the fiscal quarters ending on March 31, 2006 and June 30, 2006 (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending); (iii) 2.75 to
                  1.0 as at the last day of each of the fiscal quarters ending on September 30, 2006 and December 31, 2006 (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending); (iv) 2.90 to 1.0 as at the last day of each of the fiscal quarters ending on March 31, 2007 and June 30, 2007 (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending); and (v) 3.00 to 1.0 as at the end of any fiscal quarter thereafter (as determined at the end of each such fiscal quarter for the four consecutive quarters then ending).

                  5.16(e) Maximum Consolidated Capital Expenditures. The Borrower shall not permit the amount of Consolidated Capital Expenditures in any period to exceed the lesser of (a) the amount specified opposite such period in the table set forth below and (b) an amount, to be recalculated by the Borrower quarterly, which, when added to current Consolidated Funded Indebtedness, would result in a Consolidated Leverage Ratio less than or equal to the maximum ratio permitted under clause
                  (a) of this Section 5.16; provided, however, that with respect to the maximum amounts reflected in the table set forth below, in any given fiscal year up to 25% of the unused portion of such amount may be carried over to the next fiscal year, subject in all cases to the restriction set forth in clause
                  (b) above.



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
 Period                                  Maximum Amount
 ------                                  --------------
Fiscal Year 2004                         $3,100,000
Fiscal Year 2005                         $4,100,000
Fiscal Year 2006 and Thereafter          $4,000,000"


                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

        The Borrower hereby represents and warrants to the Lender as follows:

        (a) Representations in Loan Documents. Each of the representations and warranties made by or on behalf of the Borrower or any other member of the Borrower Affiliated Group to you in any of the Loan Documents, as amended by this Amendment No. 1, was true and correct when made and is true and correct on and as of the Modification Date (except to the extent that such representations and warranties relate expressly to an earlier date) with the same full force and effect as if each of such representations and warranties had been made by the Borrower or such other member of the Borrower Affiliated Group on the date hereof and in this Amendment No. 1.

        (b)  Defaults. No Default or Event of Default exists on the date hereof.

        (c) Binding Effect of Documents. This Amendment No. 1 has been duly executed and delivered to you by the Borrower and is in full force and effect as of the effective date hereof, and the agreements and obligations of the Borrower contained herein constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms.


                                   ARTICLE III

                        PROVISIONS OF GENERAL APPLICATION

        (a) No Other Changes. Except as otherwise expressly provided by this Amendment No. 1, all of the terms, conditions and provisions of the Loan Agreement and the other Loan Documents remain unaltered. The Loan Agreement and this Amendment No. 1 shall be read and construed as one agreement. The making of the amendments in this Amendment No. 1 does not imply any obligation or agreement by the Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

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         (b) Governing Law. This Amendment No. 1 is intended to take effect as a sealed instrument and shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts. This Amendment No. 1 and the rights and obligations of each of the parties hereto are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of such Commonwealth (without regard to conflicts of law rules).

         (c) Binding Effect; Assignment. This Amendment No. 1 shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

         (d) Counterparts. This Amendment No. 1 may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment No. 1, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto.

         (e) Conflict with Other Agreements. If any of the terms of this Amendment No. 1 shall conflict in any respect with any of the terms of any of the Loan Documents, the terms of this Amendment No. 1 shall be controlling.

         (f) Conditions Precedent. The obligation of the Lender to make the foregoing amendments to the Loan Agreement is subject to (i) the Lender having received an executed original counterpart of this Amendment No. 1, duly executed and delivered by the Borrower, and (ii) the Lender having signed this Amendment No. 1.